UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2013

NovaCopper Inc.
(Exact name of registrant as specified in its charter)

British Columbia	001-35447	98-1006991
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 2300, 200 Granville Street
Vancouver, British Columbia
Canada, V6C 1S4
(Address of principal executive offices, including zip code)

(604) 638-8088
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 3.02.       Unregistered Sales of Equity Securities.

On January 15, 2013, Goldman Sachs & Co. (“Goldman”) exercised its 3,634,618 NovaGold Resources Inc. (“NovaGold”) share purchase warrants. On January 11, 2013, Loews Corporation (“Loews”) exercised its 1,038,460 NovaGold share purchase warrants. Each NovaGold share purchase warrant allows the holder to purchase one NovaGold common share and one-sixth of a common share of NovaCopper Inc. (the “Company”) at an exercise price of US$1.50. The Company issued 778,845 common shares pursuant to the warrant exercises. The entire cash proceeds of these warrant exercises have been remitted to NovaGold.

The warrant exercises were made in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. The transactions involved the exercise of a contractual right held by the purchasers and did not result from any selling efforts by the Company. No underwriter or placement agent participated in, nor did we pay any commissions or fees to any underwriter or placement agent, in connection with the transactions. Goldman and Loews had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risks of the receipt of these securities.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVACOPPER INC.

Dated: January 17, 2013	By:	/s/ Elaine Sanders
Elaine M. Sanders, Chief Financial Officer